Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated January 17, 2008, relating to the financial statements of Mistral Acquisition Company and to the reference to our Firm under the caption “Experts” in the Prospectus.

New York, New York

January 17, 2008

/s/ Rothstein, Kass & Company